Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the filing in this Registration Statement on Form S-1 of QHSLab, Inc. of our report dated March 31, 2022, relating to our audit of the consolidated financial statements of QHSLab, Inc. for the year ended December 31, 2021.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Accell Audit and Compliance, PA.

Tampa, Florida

September 26, 2022